Exhibit 99.1

THE BANCORP, INC. RECEIVES EXPECTED NASDAQ NOTICE REGARDING DELAYED ANNUAL REPORT

No Immediate Effect on the Company’s Securities Listed on Nasdaq

Wilmington, DE – March 27, 2025 – The Bancorp, Inc. (“The Bancorp” or the “Company” or “we” or “our”) (NASDAQ: TBBK), a financial holding company, today announced that on March 27, 2025, it received an expected notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Global Select Market (“Nasdaq”) indicating that, as a result of the Company’s delay in filing its Annual Report on Form 10-K for the period ended December 31, 2024 (the “Annual Report”) with the Securities and Exchange Commission (the “SEC”) the Company is not in compliance with the requirements for continued listing under Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”).

The Notice has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq. However, if the Company fails to timely regain compliance with the Listing Rule, the Company’s common stock will be subject to delisting from Nasdaq.

Under the Nasdaq rules, the Company has 60 days from the date of the Notice either to file the Annual Report or to submit a plan to Nasdaq to regain compliance with Nasdaq’s listing rules. If a plan is submitted and accepted, the Company could be granted up to 180 calendar days from the Annual Report’s due date to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq hearings panel.

The Company continues to work diligently to complete the Annual Report.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK), through its subsidiary, The Bancorp Bank, N.A., provides non-bank financial companies with the people, processes, and technology to meet their unique banking needs. With over 20 years of experience, The Bancorp delivers partner-focused solutions paired with cutting-edge technology for companies that range from entrepreneurial startups to Fortune 500 companies. Through its Fintech Solutions, Institutional Banking, Commercial Lending, and Real Estate Bridge Lending businesses, The Bancorp is the third-largest bank by asset size in South Dakota, earning recognition as the #1 issuer of prepaid cards in the U.S., a nationwide provider of bridge financing for real estate capital improvement plans, an SBA National Preferred Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial vehicle leasing groups in the country. With a company-wide commitment to excellence, The Bancorp is recognized as the top-ranked publicly traded bank with assets between $5B-$50B by Bank Director Magazine, a Readers’ Choice Top 50 Employer by Equal Opportunity Magazine and was selected to be included in the S&P Small Cap 600. For more about The Bancorp, visit https://thebancorp.com/.

Forward-Looking Statements

Statements in this press release regarding The Bancorp’s business that are not historical facts, are “forward-looking statements.” These statements may be identified by the use of forward-looking terminology, including, but not limited to the words “intend,” “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “plan,” “estimate,” “continue,” or similar words. Forward-looking statements are based on management's current expectations and assumptions about future events that involve inherent risks and uncertainties. While The Bancorp considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. Factors that could cause results to differ from those expressed in the forward-looking statements include, but are not limited to, the risks and uncertainties referenced or described in The Bancorp’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake any duty to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this press release, except as may be required under applicable law.

The Bancorp, Inc. Contact

Andres Viroslav

Director, Investor Relations

215-861-7990

andres.viroslav@thebancorp.com

Source: The Bancorp, Inc.